DVI

RIDER TO LOAN DOCUMENTS

Contract No. 3006

THIS RIDER TO LOAN DOCUMENTS (the "**Rider**") dated effective as of May 17, 2001 is entered into by and between **DVI FINANCIAL SERVICES INC.** ("**DVI**"), **PREMIER P.E.T. INTERNATIONAL, INC.** (the "**Surety**"). IMAGING

BACKGROUND

A. Surety and DVI have entered into the following: those certain that certain Guaranty and Suretyship Agreement (the "**Guaranty**") and that certain Subordination Agreement (the "**Subordination**") and other related documents, instruments and agreements (collectively, the "**Loan Documents**").

B. At Surety's request, DVI has agreed to modify the Loan Documents in accordance with the terms and conditions hereof.

NOW, THEREFORE, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. **Guaranty**. The Guaranty shall be and is hereby amended as follows:

a) **Specific Definitions.**

The definition of "**Material Adverse Effect**" in **Section 1** of the Guaranty is amended by adding the following to the end of the definition:

"; provided that a material adverse change shall not be deemed to occur in the event or circumstance giving rise to such change is an act of God or a change in any applicable laws, rules or regulations of any Governmental Authority."

The following definitions are hereby added to **Section 1** of the Guaranty:

"**Debt**" shall mean, at any date, Sureties total liabilities as determined in accordance with generally accepted accounting principles in the United States of America, in effect from time to time, consistently applied and maintained ("**GAAP**")

"**Tangible Net Worth**" shall mean, with respect to Surety at any date, owner's equity less goodwill, non-compete agreements, organization costs, and any other assets of Surety that would be treated as intangible assets on Surety's consolidated balance sheet prepared in accordance with GAAP.

b) **Financial**. The following subsection is hereby added to **Section 7** of the Guaranty:

"Surety shall at all times, on a consolidated basis maintain (a) a cash balance of $500,000 on its balance sheet and (b) a Debt to Tangible Net Worth ratio of not more than 3:1."

c) **Events of Default**. The first sentence of **Subsection 8(c)** of the Guaranty is hereby amended and restated in its entirety to read as follows:

"If Surety fails to observe or perform any material covenant, condition or agreement to be observed or performed hereunder and such failure is not cured within thirty (30) days of written notice of such failure from DVI to Surety."

d) **Equitable Relief**. **Section 10** of the Guaranty is hereby amended and restated in its entirety to read as follows:

"Surety recognizes that in the event Surety fails to perform, observe or discharge any of the material Guaranteed Obligations or liabilities under this Agreement, in certain cases no remedy of law will provide adequate relief to DVI, and DVI shall be entitled to temporary and permanent

injunctive relief in any such case without the necessity of proving actual damages or posting any bond."

e) **Binding Effect; Assignment**. **Section 16** of the Guaranty is hereby amended and restated in its entirety to read as follows:

"This Agreement will be binding upon and inure to the benefit of Surety and DVI and their respective successors and assigns, except that Surety will not have the right to assign or delegate its rights or obligations under any of such documents. DVI may at any time assign or grant participation in all or any portion of this Agreement and the amounts due thereunder, provided, however, that DVI shall remain liable for its obligations hereunder unless and until any such assignee assumes the obligations of DVI hereunder and Obligor has received notice of same."

f) **Press Release**. **Section 22** of the Guaranty is hereby amended and restated in its entirety to read as follows:

"Surety will not issue any press release or make any public announcement relating to this Agreement or any Credit Facilities extended to Obligor without DVI's express written consent except for disclosures required by applicable law or pursuant to a court order."

2. **Subordination**. The Subordination shall be and is hereby amended as follows:

a) **Binding Effect; Assignment**. **Section 12** of the Subordination is hereby amended and restated in its entirety to read as follows:

"This Agreement is binding upon and will inure to the benefit of each Subordinated Creditor, DVI and their respective successors and assigns, except that no Subordinated Creditor will have the right to assign or delegate its rights or obligations hereunder. DVI may at any time assign or grant participation in all or any portion of this Agreement, provided, however, that DVI shall remain liable for its obligations hereunder unless and until any such assignee assumes the obligations of DVI hereunder and Obligor has received notice of same."

3. **Effect of Amendment**. All terms and conditions of the Loan Documents not expressly modified hereby shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

4. **Inconsistencies**. To the extent of any inconsistencies between the terms of this Rider and the terms of the Loan Documents, the terms of this Rider shall prevail.

5. **Governing Law**. ALL ACTS AND TRANSACTIONS HEREUNDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO ARE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT RESORT TO PRINCIPLES OF CONFLICTS OF LAWS.

IN WITNESS WHEREOF, the parties hereto have executed this Rider as of the date first above written.

DVI FINANCIAL SERVICES INC.	**PREMIER P.E.T. IMAGING INTERNATIONAL, INC.**
By: [signature]	By: [signature]
Name: MARK J. GALLAGHER	Name: Stephen S. Schulman
Title: DIRECTOR OF CREDIT	Title: Chief Executive Officer

THIS CONTRACT (AND EQUIPMENT SCHEDULE AND MASTER LEASE THE TERMS OF WHICH IT INCORPORATES) HAS BEEN ASSIGNED TO, SUBJECT TO THE SECURITY INTEREST OF AND IS HELD IN TRUST FOR THE BENEFIT OF FLEET BANK N.A., AS AGENT, PURSUANT TO THE TERMS AND CONDITIONS OF A SECURITY AGREEMENT DATED JUNE 14, 1991 AND RELATED DOCUMENTS, AS AMENDED FROM TIME TO TIME.

CERTIFIED TO BE A TRUE AND CORRECT DOCUMENT AS SUBMITTED TO DVI FINANCIAL SERVICES INC.
BY: [signature]
DATE: 9/26/9

S:\SHARED\DOCUMENT\DS WEIKEL\Premier PET Imaging of Wichita\Rider to Loan Documents-Premier Pet Int'l.dot